SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C.  20549


                               FORM 8-K

                            CURRENT REPORT
                   Pursuant to Section 13 or 15(d)
                of the Securities Exchange Act of 1934


                   DATE OF EARLIEST EVENT REPORTED:

                          SEPTEMBER 19, 1999

                     JEFFERSON-PILOT CORPORATION
        (Exact Name of registrant as specified in its charter)

        North Carolina        1-5955            56-0896180
        (State or other       (Commission       (IRS Employer
         jurisdiction of       File Number)      Identification
         incorporation)                          Number)


                      100 North Greene Street
                 Greensboro, North Carolina  27401
              (Address of principal executive offices)

                          (336) 691-3000
        (Registrant's telephone number, including area code)

             INFORMATION TO BE INCLUDED IN REPORT

Item 5.  Other Events.

         On September 19, 1999, Jefferson-Pilot Corporation, The Guarantee
Life Companies, Inc. ("Guarantee Life") and LG Merger Corp. entered into an Agreement and Plan of Merger dated as of September 19, 1999. It provides for the acquisition by the registrant of Guarantee Life, through merger with LG Merger Corp., wholly-owned subsidiary of the registrant, for $32.00 per share of Guarantee Life in cash and common stock of the Corporation, through a cash election process but with all cash being paid under certain circumstances. Based on the number of share of Guarantee Life now outstanding and including its indebtedness, currently $115 million, which could remain in place or be refinanced, the acquisition consideration is $411 million.
The acquisition is further described in the joint Press Release and related Guarantee Life Acquisition Fact Sheet released to the public earlier today, which are attached hereto as an exhibit and are incorporated herein by reference. This foregoing description is qualified in its entirety by reference to the exhibit.

Item 7.  Exhibits.

         Exhibit 99. Joint Press Release issued September 20, 1999 and related Guarantee Life Acquistion Fact Sheet.



                          SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                  JEFFERSON-PILOT CORPORATION

                                By:      /s/ Robert A. Reed
                                (name)   Robert A. Reed
                                (title)  Vice President

Dated:  September 20, 1999